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                AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM
                             REINSURANCE AGREEMENT

                                    between

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                      and

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                           Effective: January 1, 2002

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
                                 ARTICLES
I.          Parties to the Agreement                                   3
II.         Reinsurance Coverage                                       3
III.        Liability                                                  5
IV.         Notification of Reinsurance                                6
V.          Reinsurance Premiums                                       6
VI.         Reserves                                                   8
VII.        Oversights                                                 9
VIII.       Reductions, Terminations, and Changes                      9
IX.         Increase in Retention                                     11
X.          Reinstatement                                             11
XI.         Expenses                                                  12
XII.        Claims                                                    12
XIII.       Extra-Contractual Damages                                 14
XIV.        Inspection of Records                                     15
XV.         DAC Tax -- Section 1.848-2 (g)(8) Election                15
XVI.        Insolvency                                                16
XVII.       Offset                                                    17
XVIII.      Arbitration                                               17
XIX.        Termination                                               19
XX.         General Provisions                                        19
XXI.        Confidentiality                                           21
XXII.       Notices and Communications                                21
XXIII.      Effective Date                                            23
XXIV.       Execution                                                 23
                                SCHEDULES
A.          Plans Covered under This Agreement                        24
B.          Basis of Reinsurance                                      26
                                 EXHIBITS
I.          Reinsurance Premium Calculation                           27
II.         Retention, Binding, and Issue Limits                      28
III.        LS Limits & Retention- LS Worksheet                       29
IV.         Benny Program                                             30
V.          Directors Charitable Award Program (DCAP)                 31
VI.         Annual per 1000 YRT Reinsurance Rates                     33

ALL SCHEDULES AND EXHIBITS ATTACHED WILL BE CONSIDERED PART OF THIS REINSURANCE AGREEMENT.

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                                   ARTICLE I
                            PARTIES TO THE AGREEMENT

This Agreement is between Hartford Life and Annuity Insurance Company (referred to as the Ceding Company), and Transamerica Occidental Life Insurance Company (referred to as the Reinsurer).

The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured owner or beneficiary of any insurance policy or contract of the Ceding Company. This Agreement will be binding upon the Ceding Company and the Reinsurer and their respective successors and assignees.

                                   ARTICLE II
                              REINSURANCE COVERAGE

Reinsurance under this Agreement will apply to insurance issued by the Ceding Company on the Plans of Insurance shown in Schedule A. Such Plans of Insurance shall be reinsured with the Reinsurer on an automatic basis, subject to the requirements set forth in Section A below, or on a facultative basis, subject to the requirements set forth in Section B below, or on a facultative obligatory basis, subject to the requirements set forth in Section C below. The specifications for all reinsurance under this Agreement are provided in Schedule B.

A.  Requirements for Automatic Reinsurance

For risks which meet the requirements for Automatic Reinsurance as set forth below, the Reinsurer will participate in a reinsurance pool whereby the Reinsurer will automatically reinsure a portion of the insurance risks as indicated in Schedule B. The requirements for Automatic Reinsurance are as follows:

       1. Each life must be a resident of the United States or Canada at the time of application.

       2. Each life must be underwritten according to the Ceding Company's standard underwriting practices and guidelines. Any life falling into the category of special underwriting programs will be excluded from this Agreement unless previously agreed to by the Reinsurer via a written amendment. Any proposed changes to the Ceding Company's standard underwriting practices or guidelines shall be submitted to the Reinsurer for written approval prior to implementation that impact business reinsured under this Agreement (i.e. underwriting manuals, age and amount underwriting cards, and special underwriting programs).

       3. Any risk offered on a facultative basis other than for size by the Ceding Company to the Reinsurer or any other company will not qualify for Automatic Reinsurance under this Agreement for the same risk and same life.

       4. The minimum issue age will be 18 and the maximum issue age will be 90.

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B.  Requirements for Facultative Reinsurance

       1. If the requirements for Automatic Reinsurance are met, but the Ceding Company prefers to apply for Facultative Reinsurance with the Reinsurer, or if the requirements for Automatic Reinsurance are not met and the Ceding Company applies for Facultative Reinsurance with the Reinsurer, then the Ceding Company must submit to the Reinsurer all the papers, facsimiles, or sufficient evidence agreed upon between the Ceding Company and the Reinsurer relating to the insurability of each life for Facultative Reinsurance.

       2. For applications for Facultative Reinsurance, the Ceding Company will send copies of all of the papers or facsimiles relating to the insurability of each life to the Reinsurer, with the exception of situations where one life is uninsurable. In those situations, only the papers or facsimiles on the insurable life will be sent. After the Reinsurer has examined the request, the Reinsurer will promptly notify the Ceding Company of the underwriting offer subject to additional requirements or the final underwriting offer. The final underwriting offer on the risk will automatically terminate upon the earlier of the withdrawal of the application or (90) ninety days from the date of the final offer, unless coverage is accepted or put in place earlier. This (90) day limitation will be indicated by the Reinsurer on the final reinsurance offer.

       3. Notwithstanding the above, if the requirements for Automatic Reinsurance are met except that the face amount of reinsurance applied for is greater than the Automatic Issue Limit, but does not exceed the Automatic Processing Limit, then the Ceding Company will submit to the Lead Reinsurer (as designated in Schedule B) all papers relating to the insurability of each life. The Lead Reinsurer shall review the papers to determine if the risk should be reinsured by the pool, and, if so, on what basis. The Lead Reinsurer shall provide the Ceding Company with a response within 24 hours of receipt of the papers. Approval of the Lead Reinsurer shall be binding on all other pool members. This process shall be known as Automatic Processing and subject to the limitations in Exhibits II and III.

C.  Requirements for Facultative Obligatory Reinsurance

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The Reinsurer agrees to a facultative obligatory arrangement whereby the Ceding
Company may cede a risk to the Reinsurer and the Reinsurer agrees to accept the risk using the Ceding Company's underwriting evaluation, subject to the following conditions:

       1. The requirements for Automatic Reinsurance specified in Article II must be met with one exception. This exception is that the total amount of insurance issued and applied for in all companies on each risk has exceeded the jumbo limits set forth in Exhibits II and III.

       2. The arrangement is available on all policy forms covered under this Reinsurance Agreement.

       3. The ceded risk is subject to the Facultative Obligatory Automatic Binding Limits and the Facultative Obligatory Automatic Issue Limits, as stated in Exhibits II and III. However, to the extent that the Reinsurer has already filled its available capacity on the risk, the Reinsurer may deny or reduce the requested capacity by notifying the Ceding Company. In addition, the Reinsurer may choose to provide Facultative Obligatory capacity greater than as specified in Schedule B.

       4. The Reinsurer will have a reasonable amount of time, but not to exceed two (2) business days, to respond to the Ceding Company's request for a Facultative Obligatory risk.

D.  Basis of Reinsurance

Reinsurance under this Agreement will be on the basis as stated in Schedule B.

E.  Policy Forms

When requested, the Ceding Company will furnish the Reinsurer with a copy of each policy, rider, rate book, and applicable sales or marketing material that applies to the life insurance reinsured hereunder.

                                  ARTICLE III
                                   LIABILITY

A. The Reinsurer's liability for Automatic and Facultative Obligatory Reinsurance will begin simultaneously with the Ceding Company's liability.

B. The Reinsurer's liability for Facultative Reinsurance coverage will begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted the application for Facultative Reinsurance and the Ceding Company has accepted the offer.

C. In no event shall the reinsurance be in force and binding if the issuance and delivery of such insurance constituted the doing of business in a jurisdiction in which the Ceding Company was not properly licensed.

D. The Reinsurer's liability for reinsurance on each risk will terminate when the Ceding Company's liability terminates.

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E.  The Reinsurer will not be liable for benefits paid under the Ceding
Company's conditional receipt or temporary insurance agreement unless all the conditions for the conditional receipt or temporary insurance agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the lesser of (1) or (2) below:

       1. The amount for which the Ceding Company is liable, less its retention shown in Exhibit II, or

       2. The face amount of the application subject to the maximum of the amount provided by the Ceding Company's Conditional Receipt Application or Temporary Insurance Agreement.

The pre-issue liability applies provided that the Ceding Company has followed its normal cash-with-application procedures for such coverage. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

F. The liability of each pool member shall be separate and not joint with the other pool members.

G. The Reinsurer shall establish reserves on the Reinsurer's portion of the policy on the reserve basis specified in Article VI.

                                   ARTICLE IV
                          NOTIFICATION OF REINSURANCE

A. For Automatic and Facultative Reinsurance, the Ceding Company will notify the Reinsurer on the monthly statement as described in Article V.

B. When reinsurance is reduced or changed, the Ceding Company will notify the Reinsurer on the monthly accounting statement.

                                   ARTICLE V
                              REINSURANCE PREMIUMS

A.  Computation

Premiums for reinsurance under this Agreement will be computed as described in
Exhibit I.

B.  Premium Accounting

       1.   Payment of Reinsurance Premiums

          For Automatic and Facultative Reinsurance, following the close of each calendar month, the Ceding Company will send the Reinsurer a statement and a listing of new business, changes, and terminations. The Reinsurer will refund to the Ceding Company all unearned Annual YRT Reinsurance Premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in Article VIII.

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          Reinsurance Premiums, as calculated in Exhibit I, based on the
          Reinsured Net Amount at Risk, as defined in Schedule B, are paid annual in advance each month for those policies renewing during that month.

          If a net reinsurance premium balance is payable to the Reinsurer, the Ceding Company will forward this balance within (30) thirty days after the close of each month. If a net reinsurance premium balance is payable to the Ceding Company, the balance due will be subtracted from the reinsurance premium payable by the Ceding Company for the current month.

          The reinsurance premiums for all of the reinsurance risks listed on the statement will be delinquent if the net reinsurance premium balance is not received or paid within (30) thirty days after the close of the month.

          When the reinsurance premiums are deemed delinquent, as defined above, a compound interest penalty may be assessed each month the premiums remain delinquent. Interest shall be calculated from the day following the date the premiums are due and payable to the day such premium payment is mailed or the last day of the accounting period, whichever comes first, regardless of holidays and weekends. The rate of interest charged each month shall be the lesser of (i) the 30 Day Treasury Bill rate as published in the Money Rate Section or any successor section of the Wall Street Journal on the first business day following the date the premiums are deemed delinquent or (ii) the maximum rate allowed by law in the State of Connecticut. Premiums and interest penalties that remain unpaid shall be carried forward into the next month's interest penalty calculation.

       2.   Termination Because of Non-Payment of Premium

          If undisputed reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on those policies listed on the delinquent monthly statement by giving the Ceding Company (90) ninety days advance written notice. If the delinquent premiums have not been paid as of the close of this (90) ninety-day period, the Reinsurer's liability will terminate for the risks described in the delinquency notice.

          Regardless of the termination, the Ceding Company will continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned up to the date of termination.

       3.   Reinstatement of a Delinquent Statement

          The Ceding Company may reinstate the terminated risks within (60) sixty days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, the Reinsurer will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the day the Reinsurer receives the required back premiums and any assessed interest.

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       4.   Currency

          The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

       5.   Detailed Listing

          Before the end of the first quarter, the Ceding Company will send the Reinsurer a detailed listing of all reinsurance in force as of the close of the immediately preceding calendar year.

       6.   Guaranteed Rates

          The Reinsurer reserves the right to increase reinsurance premiums only if the Ceding Company increases the rates (including monthly administrative charge, mortality and expense risk rates, face amount mortality and expense risk rate per 1000, and cost of insurance rates) to the policy owner. If the increase to these reinsurance premiums are more than proportional to the increase to the policy owners' cost of insurance rates, the Ceding Company will have the right to recapture the business as of the date of the notice of rate change.

       7.   Overpayment of Premium

          If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment.

       8.   Underpayment of Premium

          If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an oversight defined in
          Article VII, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without interest. If payment or the full premium is not made within (60) sixty days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and subject to the conditions of Section B.2, above.

                                   ARTICLE VI
                                    RESERVES

A.  Statutory Reserves for the Mortality Risk of the Policy

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B.  Representations

The Reinsurer represents to the Ceding Company that the Reinsurer is properly licensed or accredited so that the Ceding Company may claim statutory reserve credit on its financial statements filed in all states in which the Ceding Company is licensed to transact insurance business. In the event that as a result of a change in the Reinsurer's licensing or accreditation status, the Ceding Company must obtain security for statutory reserve credits taken with respect to this reinsurance agreement, the Reinsurer will establish a trust or letter of credit in a form which meets all applicable standards or law and regulation to enable the Ceding Company to claim such reserve credit on its statutory statements. However, if the form of security to be used is other than a trust or letter of credit, the Ceding Company shall review the alternative method to ensure compliance with applicable laws and regulations regarding statutory reserve credit. In the event the Ceding Company and the Reinsurer agree on an alternative method, this Agreement will be amended to reflect the mutually agreed upon terms applicable to such alternative method. In addition, the Reinsurer may novate this Agreement to a licensed or accredited affiliate, which is acceptable to the Ceding Company. The Reinsurer will bear all expense of establishing any trusts, or letter of credit or other means of securing the Ceding Company's statutory reserve credit.

                                  ARTICLE VII
                                   OVERSIGHTS

If there is an unintentional oversight, misunderstanding, delay or error in the administration of this Agreement by the Ceding Company or the Reinsurer, it can be corrected provided the correction takes place within a reasonable time after the oversight, misunderstanding, delay, or error is first discovered. Both the Ceding Company and the Reinsurer will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Should it not be possible to restore both parties to such a position, the Ceding Company and the Reinsurer shall negotiate in good faith to equitably apportion any resulting liabilities and expenses.

                                  ARTICLE VIII
                      REDUCTIONS, TERMINATIONS AND CHANGES

A.  Replacement or Change

If there is a contractual change, the insurance will continue to be reinsured with the Reinsurer at joint life point-in-scale rates.

Exchanges from one last survivor plan reinsured under this Agreement to a different last survivor plan will be reinsured at joint life point-in-scale rates. Exchanges from one last survivor plan reinsured under this Agreement with the Last Survivor Exchange Option Rider (24) or Twenty Four Month Exchange Rider to two single life plans will be reinsured at single life point-in-scale rates. An exchange is a new policy replacing an existing policy where the new policy is not fully underwritten.

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B.  Increases or Decreases

       1. If the policy face amount of a risk reinsured automatically under this Agreement increases and:

         a. The increase is subject to new underwriting evidence, then the provisions of Article II, Section A, shall apply to the increase in reinsurance.

         b. The increase is not subject to new underwriting evidence; the Reinsurer will accept the increase in reinsurance at point-in-scale rates but not to exceed the Automatic Binding Limit.

       2. If the policy face amount increases, the Ceding Company's retention will be filled first, and then any remaining risk of the increase will be ceded to the Reinsurer as of the effective date of the increase. If the policy face amount is reduced, the reinsurance will be reduced first, thereby maintaining the Ceding Company's retention.

       3. In the event of a reduction in the face amount of a policy, which was ceded facultatively, the Reinsurer's percentage of the reduced face amount shall be the same percentage as set at issue.

       4. A request to increase the face amount of policies that are reinsured on a facultative basis will be submitted to the Reinsurer for acceptance.

C.  Reduction in Retained Coverage

If any portion of the aggregate insurance retained by the Ceding Company on a risk reduces or terminates, the Ceding Company will recalculate its retention on any remaining risk(s) inforce with the intent of holding the appropriate retention under each applicable reinsurance agreement.

The retention limit, which was in effect at the time that each remaining risk was issued, will be used. The Ceding Company will not be required to retain an amount in excess of its regular retention limit for the age, mortality rating, and risk classification at the time of issue for any policy. The Ceding Company will first recalculate the retention on the policy(ies) having the same mortality rating as the terminated policy(ies). Order of recalculation will secondarily be determined by policy effective date, oldest first.

D.  Multiple Reinsurers

If a risk is shared by more than one reinsurer, the Reinsurer's percentage of any increased or reduced reinsurance will be the same as its initial percentage of the reinsurance for that risk.

E.  Termination

If the policy for a risk reinsured under this Agreement is terminated, the reinsurance for the risk involved will be terminated on the effective date of termination.

F.   Mortality Rating

On Automatic Reinsurance, if the Ceding Company requests a change to the risk class or substandard rating, such change will be underwritten according to the Ceding Company's normal underwriting practices and the Reinsurer will accept this change.

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Mortality rating changes on a facultative basis will be subject to the
Reinsurer's approval.

                                   ARTICLE IX
                             INCREASE IN RETENTION

A. If the Ceding Company should increase the retention limits as listed in Exhibits II and Ill, prompt written notice of the increase must be given to the Reinsurer.

B. In the event of an increase in retention, the Ceding Company will have the option of recapturing the reinsurance up to the increased retention under this Agreement. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within (90) ninety days after the effective date of the increase.

C.  If the Ceding Company exercises its option to recapture, then:

       1. The Ceding Company must reduce the reinsurance on each risk on which the Ceding Company retained the maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to the Reinsurer.

       2. No recapture will be made to reinsurance on a risk if (a) the Ceding Company retained a special retention limit less than the maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain insurance on the risk.

       3. The Ceding Company must increase its total amount of insurance on a risk up to the new retention limit by reducing the reinsurance. If a risk is shared by more than one reinsurer, the Reinsurer's percentage of the reduced reinsurance will be the same as the initial reinsurance on the risk.

       4. The reduction in reinsurance will become effective on the next annual premium anniversary after the individual policy has been inforce for at least ten (10) years.

       5. If more than one policy per life is eligible for recapture, then the eligible policies may be recaptured beginning with the policy with the earliest issue date and continuing in chronological order according to the remaining policies' issue dates.

                                   ARTICLE X
                                 REINSTATEMENT

If an insurance policy lapses for nonpayment of premium and is reinstated under the Ceding Company's terms and rules, the Reinsurer will reinstate the reinsurance as follows:

A.  Automatic Cases

The Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance charges under the policy. When the policy is reinstated by the Ceding Company, the reinsurance will be automatically reinstated.

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B.  Facultative Cases

If the Ceding Company requires reinstatement evidence of insurability, the Ceding Company will submit it to the Reinsurer for approval. In such cases, the Reinsurer's approval is required for the reinsurance to be reinstated. Upon the Reinsurer's approval, the Ceding Company must pay the Reinsurer all back reinsurance premiums in the same manner as the Ceding Company received insurance premium under the policy.

C.  Nonforfeiture Reinsurance Termination

If the Ceding Company has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up, then such reinsurance will terminate and either automatic or facultative reinstatement procedures will be followed as outlined above in this Article.

                                   ARTICLE XI
                                    EXPENSES

The Ceding Company must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII
                                     CLAIMS

A.  Liability

If the Ceding Company is liable for insurance benefits on a policy reinsured under this Agreement, the Reinsurer shall be liable for its portion of the reinsurance on that policy, as described in Schedule B. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract and statutory requirements under which the Ceding Company is liable.

B.  Notification

When the Ceding Company is advised of a claim, the Reinsurer must be notified promptly in writing.

C.  Claim Payment

       1.   Automatic and Facultative Obligatory Reinsurance on a Risk

          If a claim is made under insurance reinsured under this Agreement, Reinsurer will abide by the issue as it is settled by the Ceding Company. Copies of proofs or other written matters relating to any claim reimbursements under this Agreement shall be furnished to the Reinsurer upon written request.

       2.   Facultative Reinsurance on a Risk

          If a claim is made on a risk reinsured facultatively under this Agreement, the Ceding

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          Company shall submit to the Reinsurer all relevant and/or requested documents and papers related to the claim along with the Ceding Company's recommendation. The Ceding Company shall then wait (10) ten days from the date of mailing during which time the Reinsurer shall have the opportunity to advise the Ceding Company of its consent or disagreement with the recommendation. In the event the Reinsurer does not contact the Ceding Company within the (10) ten-day period, the Reinsurer shall be deemed to have approved the recommendation and the Ceding Company shall be authorized to act accordingly.

       3.   Payment of Reinsurance Proceeds

          The Ceding Company will deliver a copy of the proof of death, check copy or proof of payment, and the claimant's statement to the Reinsurer. The Reinsurer will pay the Ceding Company the reinsurance proceeds within fifteen (15) days of final notification of the Ceding Company making the final decision to pay the policy proceeds.

          The Reinsurer shall reimburse the Ceding Company for its proportionate share of any interest paid on claims. Participation in accrued interest by the Reinsurer shall be in accordance with the applicable state statutory regulations.

          Payment of life reinsurance proceeds will be made in a single sum regardless of the Ceding Company's mode of settlement with the payee.

       4.   Recapture

          If an undisputed net amount is (60) sixty days past due, for reasons other than those due to an unintentional oversight, as defined in
          Article VII, the reinsurance benefits will be considered in default, except for any reinsurance claims that are in dispute with the Ceding Company, and the Ceding Company may recapture the reinsurance by providing a (30) thirty day prior written notice, provided payment is not received with that (30) thirty day period. If at the end of the
          (30) thirty day period, the Reinsurer has not made payment, the Ceding Company may recapture the policies reinsured under this Agreement as described in Article IX.

       5.   Overdue Reinsurance Proceeds

          The Ceding Company reserves the right to charge interest on reinsurance proceeds. The interest will be calculated according to the 90 Day Federal Government Treasury rate as first published in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

D.  Contested Claims

The Ceding Company shall promptly notify the Reinsurer in writing of the Ceding Company's intention to contest a claim. The Ceding Company shall provide the Reinsurer with all papers and the Reinsurer shall have an opportunity to review

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the papers. Within (5) five working days after receipt of all the necessary papers, the Reinsurer shall have the following options:

of any "routine expenses" or "non-routine expenses," as defined in Sections F. and G. below, incurred with respect to such claim, nor shall the Reinsurer share in any reduced settlement.

b) Agree to participate in the contest of the claim. If after consultation with the Ceding Company, the Reinsurer agrees to pay its share based on the results of the contest (agreement to be communicated by the Reinsurer to the Ceding Company in writing), the Reinsurer will pay its share of all "routine expenses" and "non-routine expenses," as defined in Sections F. and G. below, of the contest.

E.  Misstatement of Age or Sex

If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of misstatement of age or sex established after the death of the last insured, the Reinsurer will share with the Ceding Company in this increase or reduction.

F.   Routine Expenses

The Ceding Company will pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

G.  Non-Routine Expenses

The Reinsurer will share with the Ceding Company all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of a claim or the assertion of defenses, including legal expenses. The expenses will be shared in proportion to the Total Net Amount at Risk, as defined in Schedule B, for the Ceding Company and the Reinsurer. However, if the Reinsurer has released the liability under Section D of this Article, the Reinsurer will not share in any expenses incurred after the date of the Reinsurers release.

H.  Return of Premium for Misrepresentations and Suicides

If a misrepresentation on an application or a death of an insured risk by suicide results in the Ceding Company returning the policy premiums to the policy owner rather than paying the policy benefits, the Reinsurer will refund all of the reinsurance premiums it received on that policy to the Ceding Company. This refund given by the Reinsurer will be in lieu of all other reinsurance benefits payable on that policy under this Agreement.

I.   Contestable Period

If the Ceding Company is notified of the first or second death of an insured during the contestable period, the Ceding Company will investigate the case if, at original underwriting that insured was determined to be an insurable risk.

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                                  ARTICLE XIII
                           EXTRA-CONTRACTUAL DAMAGES

In no event will the Reinsurer have any liability for any extra-contractual damages, which are awarded against the Ceding Company as a result of acts, omissions, or course of conduct committed solely by the Ceding Company with no involvement of the Reinsurer in connection with the insurance reinsured under this Agreement. The Reinsurer will however, pay its share of punitive and/or compensatory damages and/or statutory penalties awarded against the Ceding Company in connection with benefits reinsured under this Agreement if the Reinsurer agreed to such act or course of conduct of the Ceding Company that resulted in the assessment of such damages.

The Reinsurer recognizes that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. The Reinsurer may be liable for any punitive, statutory or compensatory damages awarded or assessed against the Ceding Company if 1) the Reinsurer elected to join in the contest or denial of the claim, in writing, and
2) in writing, recommended, consented to, or ratified the act or course of conduct of the Ceding Company that ultimately resulted in the assessment of the extra-contractual damages. The extent of such participation by the Reinsurer is dependent upon a good faith assessment of culpability in such case to be determined by the Ceding Company and the Reinsurer. If the parties are unable to agree on the proportionate shares of culpability, the issue will be determined in accordance with Article XVIII (Arbitration).

                                  ARTICLE XIV
                             INSPECTION OF RECORDS

Either company, their respective employees or authorized representatives, may audit, inspect and examine, during regular business hours, at the home office of either company, any and all books, records, statements, correspondence, reports, other documents that relate to the Reinsurance under this Agreement. The audited party agrees to provide a reasonable workspace for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners. The company performing a routine audit shall contact the other party to determine a reasonable timeframe for the audit. The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities will be borne solely by such party.

                                   ARTICLE XV
                                    DAC TAX
                        SECTION 1.848-2(G) (8) ELECTION

A. The Ceding Company and the Reinsurer jointly agree to the DAC Tax Election pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations (the "Treasury Regulations") issued under Section 848 of the Internal Revenue Code of 1986, as amended (the "Code") whereby:

       (i) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this

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          Agreement without regard to the general deductions limitation of Code section 848(c)(1); and

       (ii) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency.

B. As used in this Article XV, the terms "net positive consideration", "specified policy acquisition expenses" and "general deductions limitation" are defined by reference to Treasury Regulations Section 1.848-2 and Code Section 848 as of January 1, 2002.

C. The method and timing of the exchange of this information shall be as follows:

       (i) The Ceding Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration for the preceding calendar year.

       (ii) The Reinsurer shall, in turn, complete the schedule by indicating acceptance of the Ceding Company's calculation of net consideration or shall note in writing any discrepancies. The Reinsurer shall return the completed schedule to the Ceding Company by June 1 of each year.

       (iii) If there are any discrepancies between the Ceding Company's and the Reinsurer's calculation of net consideration, the parties shall act in good faith to resolve these discrepancies in a manner that is acceptable to both parties by July 1 of each year.

       (iv) Each party shall attach the final schedule to their respective U.S. federal income tax returns for each taxable year in which consideration is transferred under this Agreement. The schedule shall identify this Agreement and restate the election described in this Article XV and shall be signed by both parties.

D. This DAC Tax Election shall be effective on the effective date of this Agreement and shall be effective for all years for which this Agreement remains in effect.

E. The Ceding Company and the Reinsurer each represent and warrant that they are subject to U.S. taxation under either the provisions of Subchapter L of Chapter 1 or Subpart F of Part III of Subchapter N of Chapter 1 of the Code.

F. Should the Reinsurer breach the representation and warranty of tax status set forth in this Article of this Agreement, the Reinsurer agrees to indemnify and hold the Ceding Company, its directors, officers, employees, agents, and shareholders harmless from any liability and all liability, loss, damages, fines, penalties, interest, and reasonable attorney's fees, which the Ceding Company, its directors, officers, employees, agents, and shareholders may sustain by reason of such breach.

                                  ARTICLE XVI
                                   INSOLVENCY

A.  Insolvency of the Reinsurer

If the Reinsurer becomes insolvent as determined by the Regulatory Agency responsible

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for such determination, amounts due the Reinsurer will be paid net of the terms of this Agreement and directly to the liquidator, receiver, or statutory successor without decrease. In addition, upon the Reinsurer's insolvency, the Ceding Company may cancel this Agreement for future new business as described in
Article XIX. All reinsurance ceded under this Agreement may be recaptured by the Ceding Company as of the date the Reinsurer fails to meet its obligations under this Agreement.

B.  Insolvency of the Ceding Company

If the Ceding Company should become insolvent, as determined by the Regulatory Agency responsible for such determination, all reinsurance under this Agreement covering risks ceded by the Ceding Company will be payable by the Reinsurer directly to the Ceding Company's liquidator, receiver or statutory successor, on the basis of the liability of the Ceding Company under the policy or policies reinsured and without diminution because of the insolvency of the Ceding Company. However, in the event of such insolvency, the liquidator, receiver, or statutory successor will give written notice of a pending claim against the Ceding Company on the reinsured policy. It will do so within a reasonable time after the claim is filed in the insolvency proceedings. During the pendency of such a claim, the Reinsurer may investigate the claim and may, at its own expense, interpose any defense or defenses which it may deem available to the insolvent Ceding Company, its liquidator, receiver, or statutory successor, in the proceedings where the claim is to be adjudicated.

The expense thus incurred by the Reinsurer will be chargeable against the insolvent Ceding Company, subject to court approval, as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the insolvent Ceding Company solely as a result of the defense undertaken by the Reinsurer.

Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to the claim, the expense will be apportioned in accord with the terms of the reinsurance agreement as though the expense had been incurred by the insolvent Ceding Company.

                                  ARTICLE XVII
                                     OFFSET

Any undisputed debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer with respect to this Agreement, shall be offset, and only the balance shall be allowed or paid. In the event the Ceding Company becomes insolvent, offsets shall be allowed in accordance with applicable law.

                                 ARTICLE XVIII
                                  ARBITRATION

The Ceding Company and the Reinsurer mutually understand and agree that the wording and interpretation of this Agreement is based on the usual customs and practice of the insurance and reinsurance industry. While both the Ceding Company and the Reinsurer agree to act in

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good faith in its dealings with each other, it is understood and recognized that situations may arise in which they cannot reach an agreement.

In the event that any dispute cannot be resolved to mutual satisfaction, the dispute will first be subject to good-faith negotiation as described below in an attempt to resolve the dispute without the need to institute formal arbitration proceedings.

Within (10) ten days after one of the parties has given the other the first written notification of the specific dispute, each of the parties will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as early as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

If the officers cannot resolve the dispute within (30) thirty days of their first meeting, both parties agree that they will submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional (30) thirty days.

No later than (15) fifteen days after the final negotiation meeting, the officers taking part in the negotiation will give both the Ceding Company and the Reinsurer written confirmation that they are unable to resolve the dispute and that they recommend establishment of formal arbitration.

An arbitration panel consisting of (3) three past or present officers of life insurance or life reinsurance companies not affiliated with either of the parties in any way will settle the dispute. Each party will appoint one arbitrator and the two will select a third. If the two arbitrators cannot agree on the choice of a third within (30) thirty days following their appointment, each arbitrator shall nominate three candidates within (10) ten days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

The Ceding Company and the Reinsurer shall bear the expense of its own arbitrator and shall jointly bear with the other the expense of the third arbitrator. In the absence of a decision to the contrary by the arbitration panel, the Ceding Company and the Reinsurer shall jointly share in all other costs of the arbitration.

The arbitration proceedings will be conducted according to the Commercial Arbitration Rules of ARIAS-US, which are in effect at the time the arbitration begins.

The arbitration will take place in Hartford, Connecticut unless the parties mutually agree otherwise.

Within (60) sixty days after the beginning of the arbitration proceedings the arbitrators will issue a written decision on the dispute and a statement of any award to be paid as a result. The decision will be based on the terms and conditions of this Agreement as well as the usual customs and practices of the insurance and reinsurance industry, rather than on strict interpretation of the law. The decision will be final and binding on both the Ceding Company and the Reinsurer and there will be no further appeal.

The parties may mutually agree to extend any of the negotiation or arbitration periods shown in this Article.

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Unless otherwise decided by the arbitrators, the parties will share in their proportion of all expenses resulting from the arbitration, including the fees and expenses for the arbitrators, except that each party will be responsible for its own attorneys' fees.

                                  ARTICLE XIX
                                  TERMINATION

A. The Ceding Company and the Reinsurer may terminate this Agreement as it applies to the new business of each by giving (90) ninety days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office, or to an Officer of each party, will be the first day of the (90) ninety-day period. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties becomes insolvent as described in Article XVI.

B. During the (90) ninety-day period, this Agreement will continue to be in force between the terminating parties.

C. After termination, the terminating parties shall remain liable under the terms of this Agreement for all Automatic and Facultative Reinsurance that becomes effective prior to termination of this Agreement. After termination, the Reinsurer shall be liable for all Automatic and Facultative Reinsurance that has an application date on or before the effective date of the termination.

                                   ARTICLE XX
                               GENERAL PROVISIONS

A.  Entire Contract

This Agreement with any attached Schedules and Exhibits shall constitute the entire contract between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed herein.

B.  Modifications

Any modification or change to the provisions of this Agreement shall be null and void unless set forth in a written amendment to the Agreement which is signed by all parties to the amendment.

C.  Severability

In the event that any provision or term of this Agreement shall be held by any court, arbitrator, or administrative agency to be invalid, illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect to the extent that their continuance is practicable and consistent with the original intent of the parties. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate the Agreement to carry out the original intent of the parties.

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D.  Survival

All provisions of this Agreement shall survive its termination to the extent necessary to carry out the purposes of this Agreement or to ascertain and enforce the parties' rights or obligations hereunder existing at the time of termination.

E.  Non-Waiver

No waiver by either party of any violation or default by the other party in the performance of any promise, term or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other promise, term or condition of this Agreement. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof. The failure of either party to enforce any part of this Agreement shall not constitute a waiver by such party of its right to do so, nor shall it be deemed to be an act of ratification or consent.

F.  Governing Law

This Agreement shall be governed by the laws of the state of Connecticut.

G.  Assignment

Neither party may assign any of its rights, duties or obligations under this Agreement without the prior written consent of the other party.

H.  Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

I.  Force Majeure

Neither party shall be liable for any delay or non-performance of any covenant contained herein nor shall any such delay or non-performance constitute a default hereunder, or give rise to any liability for damages if such delay or non-performance is caused by an event of "force majeure." As used herein, the term "Force Majeure," means an event, explosion, action of the elements, strike or other labor relations problem, restriction or restraint imposed by law, rule or regulation of any public authority, whether federal, state or local, and whether civil or military, act of any military authority, interruption of transportation facilities or any other cause which is beyond the reasonable control of such party and which by the exercise of reasonable diligence such party is unable to prevent. The existence of any event of Force Majeure shall extend the term of performance on the part of such party to complete performance in the exercise of reasonable diligence after the event of Force Majeure has been removed.

J.  No Limitation on Disclosure of Tax Treatment

Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party to this Agreement (and each employee, representative, or other agent of such party) may consult any tax advisor

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regarding the U.S. federal income tax treatment or tax structure of the transaction (the "Tax Transaction"), and disclose to any and all persons, without limitation of any kind, the Tax Treatment and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Treatment. The permission to disclose the Tax Treatment is limited to any facts relevant to the U.S. federal income Tax Treatment and does not include information relating to the identity of the parties.

                                  ARTICLE XXI
                                CONFIDENTIALITY

As used herein, "Confidential Information" means all of the confidential, proprietary, or trade secret information, including, but not limited to, all information on the Ceding Company's customers and claimants and other information the Ceding Company discloses to the Reinsurer or the Reinsurer discloses to the Ceding Company. The term "Confidential Information" does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party or its Representatives; (ii) was available on a non-confidential basis from a source other than the parties hereto or their Representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (iii) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

The Ceding Company and the Reinsurer shall maintain the confidentiality of the other party's Confidential Information, shall use it only for purposes for which it was disclosed and shall not disclose it to any other person except to employees, agents, and other persons who need to know such Confidential Information to carry out the purposes for which it was disclosed and who agree to maintain the confidentiality of the information provided herein. Notwithstanding the foregoing, it is understood and agreed that the parties will not be prohibited from disclosing confidential information as might be necessary for purposes of retrocession of the reinsured business, during the course of external audits or as required or permitted by applicable law or court order.

                                  ARTICLE XXII
                           NOTICES AND COMMUNICATIONS

All notices and other communications hereunder shall be in writing and shall be either (a) personally delivered, (b) delivered by messenger, (c) sent by a nationally recognized overnight courier, (d) sent by fully completed and confirmed facsimile transmission or (e) deposited in the mail, registered or certified, with postage prepaid, return receipt requested, as follows:

If to the Ceding Company:                If to the Reinsurer:

Individual Life Director of Reinsurance  VP of New Business Acquisition
Hartford Life                            Transamerica Reinsurance
200 Hopmeadow Street                     401 North Tryon Street, Suite 800
Simsbury, CT 06089                       Charlotte, NC 28202
Facsimile: (860) 843-5860                Facsimile: (704) 331-0386

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Copy (which shall not constitute         Copy (which shall not constitute
notice) to:                              notice) to:

Chief Actuary                            Chief Actuary
Hartford Life                            Transamerica Reinsurance
200 Hopmeadow Street                     401 North Tryon Street, Suite 800
Simsbury, CT 06089                       Charlotte, NC 28202
Facsimile: (860) 843-8981

General Counsel                          General Counsel
Hartford Life                            Transamerica Reinsurance
200 Hopmeadow Street                     401 North Tryon Street, Suite 800
Simsbury, CT 06089                       Charlotte, NC 28202
Facsimile: (860) 843-8665                Facsimile: (704) 330-5879

Or such other address or fax number as any party may request by notice given under this section. The foregoing shall not preclude the effectiveness of actual written notice given to a party at any address or by any means.

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                                 ARTICLE XXIII
                                 EFFECTIVE DATE

The provisions of this Agreement shall be effective with respect to policies issued on or after January 1, 2002.

                                  ARTICLE XXIV
                                   EXECUTION

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                  Attest: /s/ [ILLEGIBLE]
       -------------------------------          -------------------------------
Title: Vice President                   Title:  Second Vice President
Date:  12/29/04                         Date:   12/29/04

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Thomas P. Kalmbach           Attest: /s/ Michael J. Roscoe
       -------------------------------          -------------------------------
       Thomas P. Kalmbach, FSA, MAAA            Michael J. Roscoe, FSA, MAAA
       Assistant Vice President                 Vice President and Actuary
                                                Individual Life Product
                                                Management
Date:  12/21/04                         Date:   12/21/04

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

TYPE OF BUSINESS   Fully underwritten Last Survivor Plans Single Life Term
                   under the "Benny" Program described in Exhibit IV

PLANS OF INSURANCE                                               GENERAL FORM NO'S.
------------------------------------------------------------------------------------------------------
Last Survivor Universal Life                   HL-14393, HL-A14407,1LA-1011
Last Survivor Variable Life                    HL-14623, ILA-1020
Last Survivor Variable Life II                 LA-1151(98), HL-15441(98)(NY)
Last Survivor SPVL                             HL-LSPVL97, ILA-LSPVL97

RIDERS
------------------------------------------------------------------------------------------------------
Four Year Term Rider                           HL-12933, HL-A12989, ILA-1080
Estate Protection Rider                        HL-14627, ILA-1023
Twenty-four Month Exchange Rider               HL-12963, ILA-1013
Single Life YRT Life Insurance Rider           HL-14626, ILA-1021, LA-1150(98)
Guaranteed COI Benefit Rider                   LA-1174(00)
Last Survivor Term Rider                       HL-14394
Estate Tax Repeal Rider                        LA-1194(02), HL-15842(02), HL-15843(02)
Last Survivor Exchange Option Rider (24)       LA-10022, LA-1013, HL-14395, HL-14624
Estate Tax Repeal Benefit Rider                LA-1168(00), LA-1166(00), HL-11503(00)
Mortality and Expense Risk Rates Rider         LA-1198(02), HL-1584(02)

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Four Year Term Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Estate Protection Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Single Life YRT Life Insurance Rider: This rider will provide additional term insurance coverage on the life of the named Insured.

Last Survivor Term Rider: This rider provides supplemental last survivor term insurance coverage on the base insureds.

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                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Twenty-four Month Exchange Rider: This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Rider: The purpose of this rider is to allow a policy to surrender without surrender charges if the Federal Estate Tax is not in effect in 2011. If a reinsured policy has this rider, the policy is still covered under this Agreement, and there is no additional premium paid to the Reinsurer specifically for the Estate Tax Rider.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Last Survivor Exchange Option Rider (24): This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

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                                   SCHEDULE B
                              BASIS OF REINSURANCE

REINSURANCE POOL SHARE: [Redacted]

LEAD REINSURER: [Redacted]

AUTOMATIC REINSURANCE

The Ceding Company will retain its available retention on each risk as referenced in Exhibits II and Ill. The Reinsurance Pool Share of the remainder will be ceded to the Reinsurer for reinsurance.

FACULTATIVE REINSURANCE

The Reinsurer will accept X% (as determined at issue) of the risk.

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NET AMOUNT AT RISK DEFINITION: [Redacted]

MINIMUM FACULTATIVE REINSURANCE CESSION: [Redacted]

FACULTATIVE OBLIGATORY:

The Reinsurer shall provide the following Facultative Obligatory capacity:
[Redacted]

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION

1.   REINSURANCE PREMIUM

ANNUAL YRT REINSURANCE PREMIUM [Redacted]

2.   PREMIUM TAX

Premium tax will not be reimbursed.

3.   RIDERS

Term riders and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. For single life additional coverage riders the Reinsurance Premium calculation will be as described in paragraphs one and three of Reinsurance Premium above.

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                                   EXHIBIT II
                      RETENTION, BINDING, AND ISSUE LIMITS
                            FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                                   [Redacted]

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                                   EXHIBIT IV
                                 BENNY PROGRAM

With this program, two single life term policies may be issued in anticipation of conversion to a last survivor policy. Each term policy will be issued for half the face amount of the anticipated last survivor policy. Conversion to a last survivor policy will not be allowed beyond two years after the latter term policy date.

When term policies under this "Benny Program" that are issued after January 1, 2002 and during the time when this Last Survivor Excess YRT Pool is open to new business are converted to a last survivor policy, that policy will be reinsured as a new policy under the Last Survivor Excess YRT Pool effective January 1, 2002. The policy date of the last survivor policy will be the conversion date. The contestable and suicide period will be measured from the issue date of the term policies.

Both lives will be underwritten for the full amount of the last survivor policy at the time of issue of the term policies. No uninsurable lives will be accepted. There will be no Facultative Reinsurance. The reinsurance rates on the last survivor policy will be the currently effective rates for the Last Survivor Excess YRT Pool and will be attained age, beginning with the first duration, based on the ages at issue of the last survivor policy.

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                                   EXHIBIT V
                   DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP)

The AYCO Services Agency, L.P. is a national financial planning firm. Their Director's Charitable Award Program allows a corporation to fund substantial charitable contributions on behalf of its board members through the purchase of life insurance.

The Ceding Company has a special last survivor underwriting program for DCAP, as follows:

       -   Guaranteed-to-Issue

       -   Pairings of directors into last survivor policies:

         - The initial pairings are at application and are generally by similar age.

         - An odd number of lives are usually handled by pairing three lives (A, B, and C) into three last survivor contracts (AB, BC, and CA), with each of the three contracts for half the desired last survivor face amount.

         - After underwriting, the Ceding Company reserves the right to re-pair the lives such that two unhealthy directors are not paired on one policy.

         -   Pairings might also be restructured to achieve a desired premium.

         - More coverage may be purchased on healthy lives to achieve a desired premium.

         -   The Ceding Company reserves the right to approve all pairings.

       -   Less invasive underwriting requirements:

         - No inspection reports (a short biography on each Director from the company's personnel department may be requested).

         - The Ceding Company may accept a copy of a recent (within 12 months), comprehensive physical in lieu of a paramedical or medical exam.

         -   APS's are ordered by AYCO.

         - The Ceding Company reserves the right to order additional tests or examinations if necessary to properly assess the risk.

         - The DCAP program is totally non-voluntary and is for Directors only.

       - Treatment of declinable lives or deaths during the underwriting process:

         - If a Director is found to be declinable under the Ceding Company's normal underwriting guidelines, or dies during the underwriting process, he or she will be treated as an uninsurable and paired with a healthy life in a last survivor contract.

       -   Special binding rules:

         - Binding occurs at receipt of the census including pairings, the applications, and the estimated annual premium for the last survivor contracts.

         - Binding amount is up to the applied-for last survivor policy face amount.

         - Binding is for last survivor policies (payment on second death, pairings at the Ceding Company's discretion).

Last Survivor Excess Pool
Between HLIC and Transamerica
Effective 01/01/02

                                   EXHIBIT V
                   DIRECTOR'S CHARITABLE AWARD PROGRAM (DCAP)

       -   Addition of a Director after case inception:

       - If more than one Director is being added, last survivor coverage will be available as described above.

Last Survivor Excess Pool
Between HLAIC and Transamerica
Effective 01/01/02

                                   EXHIBIT VI

Annual per 1000 Yearly Renewable Term reinsurance rates are attached.

These rates are used for both Automatic, Facultative Obligatory, and Facultative policies for up to [Redacted] For amounts greater than [Redacted] on Facultative policies, the Reinsurer will notify the Ceding Company at the time of offer if the rates are other than automatic.

                    PRODUCTS USING MULTI-CLASS RATE TABLES:
                     LAST SURVIVOR VARIABLE LIFE [Redacted]
                   LAST SURVIVOR VARIABLE LIFE II [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:
                    LAST SURVIVOR UNIVERSAL LIFE [Redacted]
                         LAST SURVIVOR SPVL [Redacted]

Last Survivor Excess Pool
Between HLAIC and Transamerica
Effective 01/01/02

Exhibit VI

     Single Life Reinsurance Rates for Last Survivor Pool Effective 1/01/2002 Multiclass (preferred & standard, nicotine & nonnicotine) Products

     Male Nonnicotine Preferred [Redacted]

                                  AMENDMENT 1
                           EFFECTIVE DECEMBER 1, 2005

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify Exhibit II and Exhibit III under the Agreement.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

The parties hereby agree to amend or modify the Agreement, by amending Exhibit II and Exhibit III to reflect the following changes in the Retention Limit, for policies issued on or after the effective date of this amendment;

The parties agree to remove Exhibit II and Exhibit III, in their entirety and replace them with the attached Exhibit II and Exhibit III, effective December 1, 2005.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC AND TOLIC
3188-11

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of December 1, 2005.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:    /s/ Glenn Cunningham             Attest: /s/ Jennifer Fossland
       -------------------------------         --------------------------------
Name:  Glenn Cunningham                 Name:  Jennifer Fossland
Title: Senior Vice President            Title: 2nd Vice President
Date:  December 6, 2005                 Date:  December 6, 2005

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Thomas P. Kalmbach           Attest: /s/ Patricia L. Harris
       -------------------------------         --------------------------------
Name:  Thomas P. Kalmbach               Name:  Patricia L. Harris
Title: Assistant Vice President, IL     Title: Assistant Vice President, IL
       Prod Dev                                Product Development
Date:  10/28/2005                       Date:  10/28/05

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC AND TOLIC

                                   EXHIBIT II
                      RETENTION, BINDING, AND ISSUE LIMITS
                            FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                           EFFECTIVE DECEMBER 1, 2005

                                   [Redacted]

Last Survivor 01/01/2002 -- Amendment 1
Between HLAIC AND TOLIC

                                  AMENDMENT 2
                            EFFECTIVE MARCH 18, 2005

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify Article II, Article III, Article V, Article IX, Article XIII, Article XXIII, Schedule B,
Exhibit I and Exhibit II under the Agreement, and add Exhibit VII, Underwriting Guidelines, to the Agreement.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

The parties hereby agree to amend or modify the Agreement, by amending Article II, Section A to reflect the change in the Underwriting Guidelines, and adding
Exhibit VII, Underwriting Guidelines, for policies applied for on and after the effective date of this amendment.

The parties agree to remove Article II, Section A, in its entirety and replace it with the following, effective March 18, 2005.

A.  REQUIREMENTS FOR AUTOMATIC REINSURANCE

FOR RISKS WHICH MEET THE REQUIREMENTS FOR AUTOMATIC REINSURANCE AS SET FORTH BELOW, THE REINSURER WILL PARTICIPATE IN A REINSURANCE POOL WHEREBY THE REINSURER WILL AUTOMATICALLY REINSURE A PORTION OF THE INSURANCE RISKS AS

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

INDICATED IN SCHEDULE B. THE REQUIREMENTS FOR AUTOMATIC REINSURANCE ARE AS
FOLLOWS:

1. EACH LIFE MUST BE A RESIDENT OF THE UNITED STATES OR CANADA AT THE TIME OF APPLICATION.

2. ALL AMOUNTS REINSURED MUST BE FULLY UNDERWRITTEN ACCORDING TO CEDING COMPANY'S UNDERWRITING GUIDELINES. THE CEDING COMPANY'S UNDERWRITING GUIDELINES CONSIST OF THE FOLLOWING DOCUMENTS WHICH ARE ATTACHED IN EXHIBIT VII AND MADE PART OF THIS REINSURANCE AGREEMENT:

       -   UNDERWRITING GUIDELINES

       -   AGE AND AMOUNT REQUIREMENTS

       -   INTERNAL UNDERWRITING PHILOSOPHY

       -   EXCEPTION CRITERIA

ANY PROPOSED CHANGES TO THE UNDERWRITING GUIDELINES SHALL BE SUBMITTED TO REINSURER FOR WRITTEN APPROVAL PRIOR TO IMPLEMENTATION. IF REINSURER DOES NOT RESPOND WITHIN THIRTY (30) DAYS, IT SHALL BE PRESUMED THAT REINSURER IS AGREEABLE TO SUCH MODIFICATION.

ANY RISK NOT UNDERWRITTEN ACCORDING TO THE UNDERWRITING GUIDELINES SHALL BE EXCLUDED, UNLESS ANY OF THE FOLLOWING CONDITIONS (I), (II) OR (III) ARE SATISFIED, WHERE:

       (i) REINSURER HAS AGREED TO THE SPECIAL UNDERWRITING PROGRAM BY WRITTEN AMENDMENT TO THE REINSURANCE AGREEMENT.

       (ii) THE SPECIAL UNDERWRITING PROGRAM IS CURRENTLY PART OF THE EXISTING TREATY BEING AMENDED HEREIN.

       (iii) CEDING COMPANY HAS FOLLOWED ITS UNDERWRITING GUIDELINES AND HAS REINSURED AT TERMS ACCORDING TO THESE GUIDELINES.

3. ANY RISK OFFERED ON A FACULTATIVE BASIS OTHER THAN FOR SIZE BY THE CEDING COMPANY TO THE REINSURER OR ANY OTHER COMPANY WILL NOT QUALIFY FOR AUTOMATIC REINSURANCE UNDER THIS AGREEMENT FOR THE SAME RISK AND SAME LIFE.

4.  THE MINIMUM ISSUE AGE WILL BE 18 AND THE MAXIMUM ISSUE AGE WILL BE 90.

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

The parties hereby agree to amend or modify the Agreement, by amending Article III to add Section H regarding underwriting offers that fall outside of the Underwriting Guidelines, for policies applied for on and after the effective date of this amendment.

The parties agree to add Section H to Article III, effective March 18, 2005.

H. IF THE CEDING COMPANY WOULD LIKE TO MAKE AN UNDERWRITING OFFER THAT IS OUTSIDE OF THE UNDERWRITING GUIDELINES, THE CEDING COMPANY MAY: 1) PAY THE REINSURER THE APPROPRIATE PREMIUM FOR THE RISK IN ACCORDANCE WITH THE UNDERWRITING GUIDELINES; 2) REQUEST THE REINSURER'S MUTUAL AGREEMENT OF THE UNDERWRITING OFFER PRIOR TO ISSUANCE OF THE OFFER AND DOCUMENT THE FILE ACCORDINGLY; OR 3) RETAIN [REDACTED] OF THE RISK.

The parties hereby agree to amend or modify the Agreement, by amending Article V, Section B-6 to reflect the change in the Rate Guarantee language, for policies applied for on and after the effective date of this amendment.

The parties agree to remove Article V, Section B-6, in its entirety and replace it with the following, effective March 18, 2005.

6.  GUARANTEED RATES

ALTHOUGH THE REINSURER ANTICIPATES CONTINUING TO ACCEPT REINSURANCE PREMIUMS AT THE CURRENT LEVEL, THE REINSURER RESERVES THE RIGHT TO INCREASE THE YRT REINSURANCE RATES, AS DEFINED IN EXHIBIT III, BUT ONLY WHEN THE CEDING COMPANY INCREASES THE COST OF INSURANCE RATES OR POLICY CHARGES TO THE POLICY OWNER. IF THE REINSURER INCREASES ITS PREMIUM RATES OVER AND ABOVE THE PROPORTIONATE INCREASE BY THE CEDING COMPANY TO THE POLICYOWNERS'S COST OF INSURANCE RATES OR POLICY CHARGES, THE CEDING COMPANY RESERVES THE RIGHT TO RECAPTURE AFFECTED BUSINESS WITH NO RECAPTURE FEE. THE INCREASE TO THESE REINSURANCE PREMIUMS SHALL BE NO GREATER THAN THE 1980 COMMISSIONER'S STANDARD ORDINARY SMOKER/ NON-SMOKER SEX DISTINCT TABLE.

THE CEDING COMPANY WILL PROVIDE THE REINSURER WITH THIRTY (30) DAYS' ADVANCE WRITTEN NOTICE OF ANY INCREASES IN THE COST OF INSURANCE RATES OR POLICY CHARGES.

THE REINSURER WILL PROVIDE THE CEDING COMPANY WITH THIRTY (30) DAYS' ADVANCE WRITTEN NOTICE OF ANY RATE INCREASE.

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

THE CEDING COMPANY AND THE REINSURER AGREE THAT THEY HAVE NEGOTIATED THE TERMS OF THIS AGREEMENT ON THE ASSUMPTION THAT THE REINSURER WILL HOLD STATUTORY RESERVES AS A RESULT OF THIS AGREEMENT AT THE RESERVE BASIS. IF ANY INSURANCE REGULATORY AUTHORITY HAVING JURISDICTION OVER THE REINSURER REQUIRES THE REINSURER TO ESTABLISH RESERVES FOR LIABILITIES ASSUMED UNDER THIS AGREEMENT IN EXCESS OF THE RESERVE BASIS AS A RESULT OF THIS ARTICLE V, SECTION 6 ("REQUIREMENT"); AND

       1. SUCH ACTION RESULTS IN THE REINSURER BEING REQUIRED TO REPORT SUCH EXCESS RESERVES IN THE STATUTORY STATEMENTS FILED WITH THE REINSURER'S STATE OF DOMICILE; AND

       2. THE REINSURER CAN DEMONSTRATE THE REQUIREMENT TO THE SATISFACTION OF THE CEDING COMPANY;

THEN THE REINSURER SHALL PROVIDE PROMPT WRITTEN NOTICE OF THE REQUIREMENT TO THE CEDING COMPANY UNDER THE PROVISIONS IN ARTICLE XXIII. THE REINSURER AGREES THAT ADDITIONAL RESERVES THAT THE REINSURER HOLDS VOLUNTARILY OR THAT ARE DETERMINED TO BE NECESSARY AS A RESULT OF ASSET ADEQUACY ANALYSIS SHALL NOT BE CONSIDERED RESERVES IN EXCESS OF THE RESERVE BASIS.

THE CEDING COMPANY AND REINSURER AGREE THAT IF THE REINSURER PROVIDES WRITTEN NOTICE OF THE REQUIREMENT TO THE CEDING COMPANY IN ACCORDANCE WITH THIS ARTICLE V, EACH WILL NEGOTIATE, IN GOOD FAITH, MUTUALLY AGREEABLE REVISED TERMS UNDER WHICH THE REINSURER COULD CONTINUE TO HOLD STATUTORY RESERVES WITH RESPECT TO LIABILITIES ASSUMED BY THE REINSURER UNDER THIS AGREEMENT AT THE RESERVE BASIS ("REVISED TERMS").

The parties hereby agree to amend or modify the Agreement, by amending Article IX, Section C to reflect the change in the recapture language due to the Ceding Company's increase in retention, for policies applied for on and after the effective date of this amendment.

The parties agree to remove Article IX, Section C, in its entirety and replace it with the following, effective March 18, 2005.

C.  IF THE CEDING COMPANY EXERCISES ITS OPTION TO RECAPTURE, THEN:

1. RECAPTURE SHALL APPLY ONLY TO THE EXCESS PORTION FOR ALL INDIVIDUAL LIFE POLICY FORMS ELIGIBLE FOR RECAPTURE UNDER ALL TREATIES BETWEEN THE CEDING COMPANY AND REINSURER. INDIVIDUAL LIFE SHALL BE THAT REPORTING SEGMENT, AS DEFINED IN THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION FORM 10-K AND FORM 10-Q FOR THE HARTFORD FINANCIAL SERVICES GROUP, INC., OR THAT REPORTING SEGMENT'S SUCCESSOR.

2. THE CEDING COMPANY MUST REDUCE THE REINSURANCE ON EACH RISK ON WHICH THE CEDING COMPANY RETAINED THE MAXIMUM RETENTION LIMIT FOR THE AGE AND MORTALITY RATING THAT WAS IN EFFECT AT THE TIME THE REINSURANCE WAS CEDED TO THE REINSURER.

3. NO RECAPTURE WILL BE MADE TO REINSURANCE ON A RISK IF (A) THE CEDING COMPANY RETAINED A SPECIAL RETENTION LIMIT LESS THAN THE MAXIMUM RETENTION LIMIT FOR THE AGE AND MORTALITY RATING IN EFFECT AT THE TIME THE REINSURANCE WAS CEDED TO THE REINSURER, OR IF (B) THE CEDING COMPANY DID NOT RETAIN INSURANCE ON THE RISK.

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

4. THE CEDING COMPANY MUST INCREASE ITS TOTAL AMOUNT OF INSURANCE ON A RISK UP TO THE NEW RETENTION LIMIT BY REDUCING THE REINSURANCE. IF A RISK IS SHARED BY MORE THAN ONE REINSURER, THE REINSURER'S PERCENTAGE OF THE REDUCED REINSURANCE WILL BE THE SAME AS THE INITIAL PERCENTAGE OF REINSURANCE ON THE RISK.

5. THE REDUCTION IN REINSURANCE WILL BECOME EFFECTIVE ON THE NEXT ANNUAL PREMIUM ANNIVERSARY AFTER THE INDIVIDUAL POLICY HAS BEEN INFORCE FOR AT LEAST FIFTEEN (15) YEARS.

6. IF MORE THAN ONE POLICY PER LIFE IS ELIGIBLE FOR RECAPTURE, THEN THE ELIGIBLE POLICIES MAY BE RECAPTURED BEGINNING WITH THE POLICY WITH THE EARLIEST ISSUE DATE AND CONTINUING IN CHRONOLOGICAL ORDER ACCORDING TO THE REMAINING POLICIES' ISSUE DATES.

The parties hereby agree to amend or modify the Agreement, by amending Article XIII, Section C-4 to reflect the change in the resolution process for Delinquent Reinsurance Proceeds, for policies applied for on and after the effective date of this amendment.

The parties agree to remove Article XIII, Section C-4 in its entirety and replace it with the following, effective March 18, 2005.

4.  RESOLUTION PROCESS FOR DELINQUENT REINSURANCE PROCEEDS

REINSURANCE PROCEEDS DUE THE CEDING COMPANY THAT: (A) ARE SIXTY (60) DAYS PAST DUE, FOR REASONS OTHER THAN THOSE DUE TO AN UNINTENTIONAL OVERSIGHT, AS DEFINED IN ARTICLE VII; AND (B) HAVE NOT BEEN DISPUTED BY THE REINSURER SHALL BE CONSIDERED DELINQUENT ("DELINQUENT REINSURANCE PROCEEDS").

WITHIN FIFTEEN (15) DAYS AFTER THE REINSURER OR THE CEDING COMPANY PROVIDES TO THE OTHER PARTY WRITTEN NOTICE, IN ACCORDANCE WITH ARTICLE XXIII, OF ITS INTENT TO ACTIVATE THE TERMS OF THIS ARTICLE TO RESOLVE AN ISSUE RELATED TO,DELINQUENT REINSURANCE PROCEEDS EACH PARTY WILL APPOINT A DESIGNATED COMPANY OFFICER TO ATTEMPT TO RESOLVE THE ISSUE. THE OFFICERS WILL MEET AT A MUTUALLY AGREEABLE LOCATION OR CONFER BY TELEPHONE WITHIN FIFTEEN (15) DAYS OF THE APPOINTMENT, AND AS OFTEN AS NECESSARY THEREAFTER, IN ORDER TO GATHER AND FURNISH THE OTHER WITH ALL APPROPRIATE AND RELEVANT INFORMATION CONCERNING THE ISSUE. THE OFFICERS WILL DISCUSS THE ISSUE AND WILL NEGOTIATE IN UTMOST GOOD FAITH. DURING THE NEGOTIATION PROCESS, ALL REASONABLE REQUESTS MADE BY ONE OFFICER TO THE OTHER FOR INFORMATION WILL BE HONORED.

WITHIN FIFTEEN (15) DAYS OF THE OFFICERS' FIRST MEETING OR PHONE CONFERENCE, THE REINSURER SHALL ADVANCE PAYMENT OF THE DELINQUENT REINSURANCE PROCEEDS, AS LONG AS THE CEDING COMPANY IS CURRENT IN ITS PAYMENT OF PREMIUM IN ACCORDANCE WITH
ARTICLE V. IF THE OFFICERS CANNOT RESOLVE THE ISSUE ON ANY PORTION OF THE DELINQUENT REINSURANCE PROCEEDS WITHIN FIFTEEN (15) DAYS OF THEIR FIRST MEETING OR PHONE CONFERENCE, THEN THE REINSURER SHALL FULLY RETAIN ALL RIGHT TO SUBSEQUENTLY DISPUTE COVERAGE UNDER THIS AGREEMENT FOR SUCH PORTION OF THE DELINQUENT REINSURANCE PROCEEDS.

IF THE REINSURER DOES NOT ADVANCE PAYMENT OF THE DELINQUENT REINSURANCE PROCEEDS AS INDICATED IN THE PARAGRAPH ABOVE, THE CEDING COMPANY SHALL OFFSET THE AMOUNT OF THE DELINQUENT REINSURANCE PROCEEDS AGAINST ANY AMOUNT DUE THE REINSURER IN ACCORDANCE WITH

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

ARTICLE XVIII. IF THERE IS INSUFFICIENT BALANCE FROM WHICH TO OFFSET THE DELINQUENT REINSURANCE PROCEEDS, UPON SIXTY (60) DAYS WRITTEN NOTICE, IN ACCORDANCE WITH ARTICLE XXIII, TO THE REINSURER THAT IT INTENDS TO RECAPTURE IN ACCORDANCE WITH THE TERMS OF THIS PROVISION, THE CEDING COMPANY MAY RECAPTURE THE BUSINESS CEDED UNDER THIS AGREEMENT UNLESS THE REINSURER PAYS THE DELINQUENT REINSURANCE PROCEEDS PRIOR TO THE DATE OF RECAPTURE.

The parties hereby agree to amend or modify the Agreement, by amending Article XXIII to reflect the change in the notice to the Reinsurer's General Counsel from "General Counsel" to "General Counsel, Reinsurance Division."

The parties hereby agree to amend or modify the Agreement, for policies applied for on and after the effective date of this amendment, by amending Schedule B to reflect the following:

The parties hereby agree to amend or modify the Agreement, by amending Exhibit I to reflect the change in the Annual YRT reinsurance rates, for policies applied for on and after the effective date of this amendment.

The parties agree to remove Schedule B, Exhibit I and Exhibit II in their entirety and replace them with the attached Schedule B, Exhibit I and Exhibit II, effective March 18, 2005.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of March 18, 2005.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                  Attest: /s/ [ILLEGIBLE]
       -------------------------------         --------------------------------
Name:  [ILLEGIBLE]                      Name:
Title: Vice President                   Title:
Date:  12/21/06                         Date:

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Thomas P. Kalmbach           Attest: /s/ Michael J. Roscoe
       -------------------------------         --------------------------------
Name:  Thomas P. Kalmbach               Name:  Michael J. Roscoe
Title: Vice President, Individual Life  Title: Vice President & Actuary
       Product
Date:  12/22/2006                       Date:  12/22/06

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

                                   SCHEDULE B
                              BASIS OF REINSURANCE
                            EFFECTIVE MARCH 18, 2005

REINSURANCE POOL SHARE: [Redacted]

LEAD REINSURER: [Redacted]

AUTOMATIC REINSURANCE

The Ceding Company will retain its available retention on each risk as referenced in Exhibits II and III. The Reinsurance Pool Share of the remainder will be ceded to the Reinsurer for reinsurance.

FACULTATIVE REINSURANCE

The Reinsurer will accept X% (as determined at issue) of the risk.

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

                                   SCHEDULE B
                              BASIS OF REINSURANCE
                            EFFECTIVE MARCH 18, 2005

NET AMOUNT AT RISK DEFINITION:[Redacted]

CONDITIONAL RECEIPT POOL BINDING LIMIT:[Redacted]

MINIMUM FACULTATIVE REINSURANCE CESSION:[Redacted]

FACULTATIVE OBLIGATORY:

The Reinsurer shall provide the following Facultative Obligatory capacity:
[Redacted]

REPORTING MEDIA:

Electronic media, in a format mutually acceptable to both Reinsurer and Ceding Company, will be provided by Ceding Company for reporting purposes. The following information will be provided:

(Reporting Period/Ending Date)
Treaty Number                                  W.P. Allowance
Reinsurance Method                             ADB Discount
Client Policy Number                           Rider Discount
Automatic/Facultative Indicator                Termination Date
Joint Life Indicator                           Reinstatement Date
Name
Last Name                                      SPECIAL PRODUCTS (required if applicable)
First Name                                     If Joint, Type (i.e., last survivor, 1st to die)
Middle Initial                                 Joint Insured Name
Date of Birth                                  Joint Last Name
Issue Age                                      Joint First Name
Gender                                         Joint Middle Initial
State of Residency                             Joint Issue Age
Table Rating                                   Term Additions Indicator
Smoker Indicator                               Accelerated Benefit Indicator
Preferred Risk Indicator                       Long Term Care Indicator
Issue Month/Day/Century/Year                   Purchase Options
Age Basis                                      Dividends
Plan Type (i.e., perm, term, UL, End, Ann.)    Policy Fee
Face Amount Issued                             Cash Value
Original Amount Reinsured
Current Amount Reinsured                       ADDITIONAL DATA ITEMS (not required)
Life Standard Premium                          Par/NonPar Indicator
Flat Extra Premium                             Social Security number
Length of Flat Extra Premium                   Years From Issue to Conversion
W.P. Premium                                   Reinsurance Premium Mode
ADB Premium                                    Retention Amount
Rider Premium                                  Cash Value
Life Standard Discount                         First Year/Renewal Indicator
Flat Extra Allowance

Ceding Company currently uses TAI for its reinsurance administration.

REPORTING FREQUENCY:  Monthly

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

                                   EXHIBIT I
                        REINSURANCE PREMIUM CALCULATION
                            EFFECTIVE MARCH 18, 2005

1.  REINSURANCE PREMIUM

[Redacted]

ANNUAL YRT REINSURANCE PREMIUM

2.  PREMIUM TAX

Premium tax will not be reimbursed.

3.  FLAT EXTRA ALLOWANCES

The flat extra premium paid to the Reinsurer will be the annual flat extra rate which the Ceding Company charges the insured less the allowances below times the Reinsured Net Amount at Risk.

DURATION OF FLAT EXTRA                 FIRST YEAR      RENEWAL YEARS
---------------------------------------------------------------------
Less than 5 years                      [Redacted]       [Redacted]
5 years or more

4.  RIDERS

Term riders and other riders providing additional or increasing coverage will use the same methods and YRT rates as the base plan. For single life additional coverage riders the Reinsurance Premium calculation will be as described in paragraphs one and three of Reinsurance Premium above.

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

                                   EXHIBIT II
                      RETENTION, BINDING, AND ISSUE LIMITS
                            FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                            EFFECTIVE MARCH 18, 2005

                                   [Redacted]

Last Survivor Excess Pool -- Amendment 2
Between HLAIC and TOLIC
Effective 03/18/2005
3188-11 A2

                                  EXHIBIT VII
                            UNDERWRITING GUIDELINES
                            EFFECTIVE MARCH 18, 2005

                                   [Redacted]

                                  AMENDMENT 3
                            EFFECTIVE JUNE 23, 2006

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend or modify the Agreement to reflect the addition of the Hartford Variable Universal Life Last Survivor product for policies issued on or after June 23, 2006.

NOW, THEREFORE for good and valuable considerations, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

                                   AMENDMENT

I. Schedule A is deleted in its entirety and replaced with the attached Schedule A.

II.  Exhibit VI is deleted in its entirety and replaced with the attached
Exhibit VI.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and TOLIC
Amendment #3 -- Effective 06/23/2006

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of June 23, 2006.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:    /s/ Glenn Cunningham            Attest: /s/ Jennifer M. Fossland
       ------------------------------         ------------------------------
Name:  Glenn Cunningham                Name:  Jennifer M. Fossland
Title: Executive Vice President        Title: Vice President
Date:  14 Dec 2006                     Date:  26 December 2006

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Thomas P. Kalmbach          Attest: /s/ Michael J. Roscoe
       ------------------------------         ------------------------------
Name:  Thomas P. Kalmbach              Name:  Michael J. Roscoe
Title: Vice President, IL Product      Title: Vice President & Actuary
Date:  12/08/2006                      Date:  12/08/2006

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and TOLIC
Amendment #3 -- Effective 06/23/2006

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                              EFFECTIVE 06/23/2006

TYPE OF BUSINESS    Fully underwritten Last Survivor Plans
                    Single Life Term under the "Benny" Program described in Exhibit IV

PLANS OF INSURANCE                                                  GENERAL FORM NO'S.
------------------------------------------------------------------------------------------------------
Last Survivor Universal Life                        HL-14393, HL-A14407, ILA-1011
Last Survivor Variable Life                         HL-14623, ILA-1020
Last Survivor Variable Life II                      LA-1151(98), HL-15441(98)(NY)
Last Survivor SPVL                                  HL-LSPVL97, ILA-LSPVL97
Hartford Variable Universal Life Last Survivor      LA-1287(06), HL-19217(06)(NY)

RIDERS
------------------------------------------------------------------------------------------------------
Four Year Term Rider                                HL-12933, HL-A12989, ILA-1080
Estate Protection Rider                             HL-14627, ILA-1023
Twenty-four Month Exchange Rider                    HL-12963, ILA-1013
Single Life YRT Life Insurance Rider                HL-14626, ILA-1021, LA-1150(98)
Guaranteed COI Benefit Rider                        LA-1174(00)
Last Survivor Term Rider                            HL-14394
Estate Tax Repeal Rider                             LA-1194(02), HL-15842(02), HL-15843(02)
Last Survivor Exchange Option Rider (24)            LA-10022, LA-1013, HL-14395, HL-14624
Estate Tax Repeal Benefit Rider                     LA-1168(00), LA-1166(00), HL-11503(00)
Mortality and Expense Risk Rates Rider              LA-1198(02), HL-1584(02)

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Four Year Term Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Estate Protection Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Single Life YRT Life Insurance Rider: This rider will provide additional term insurance coverage on the life of the named Insured.

Last Survivor Term Rider: This rider provides supplemental last survivor term insurance coverage on the base insureds.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and TOLIC
Amendment #3 -- Effective 06/23/2006

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                              EFFECTIVE 06/23/2006

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Twenty-four Month Exchange Rider: This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Rider: The purpose of this rider is to allow a policy to surrender without surrender charges if the Federal Estate Tax is not in effect in 2011. If a reinsured policy has this rider, the policy is still covered under this Agreement, and there is no additional premium paid to the Reinsurer specifically for the Estate Tax Rider.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Last Survivor Exchange Option Rider (24): This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and TOLIC
Amendment #3 -- Effective 06/23/2006

                                   EXHIBIT VI
                              EFFECTIVE 06/23/2006

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.

These rates are used for both Automatic, Facultative Obligatory, and Facultative policies for up to [Redacted]. For amounts greater than [Redacted] on Facultative policies, the Reinsurer will notify the Ceding Company at the time of offer if the rates are other than automatic.

                    PRODUCTS USING MULTI-CLASS RATE TABLES:
                     Last Survivor Variable Life [Redacted]
                   Last Survivor Variable Life II [Redacted]
           Hartford Variable Universal Life Last Survivor [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:
                    Last Survivor Universal Life [Redacted]
                         Last Survivor SPVL [Redacted]

Last Survivor Excess Treaty -- Effective 01/01/2002
Between HLAIC and TOLIC
Amendment #3 -- Effective 06/23/2006

EXHIBIT VI

SINGLE LIFE REINSURANCE RATES FOR LAST SURVIVOR POOL EFFECTIVE 1/01/2002 MULTICLASS (PREFERRED & STANDARD, NICOTINE & NONNICOTINE PRODUCTS

                                   [Redacted]

                                  AMENDMENT 4
                           EFFECTIVE JANUARY 18, 2005

                                     TO THE

                             REINSURANCE AGREEMENT
                        EFFECTIVE DATE: DECEMBER 1, 2002

                                    BETWEEN

                  HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
                        HARTFORD LIFE INSURANCE COMPANY
                                      AND
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                               ("CEDING COMPANY")

                                      AND

                   SECURITY LIFE OF DENVER INSURANCE COMPANY

                                 ("REINSURER")

                                    RECITALS

WHEREAS, Reinsurer currently reinsures Ceding Company's plans or policies under the Agreement; and

WHEREAS, Ceding Company and Reinsurer wish to amend or modify the Agreement.

                                   AMENDMENT

The parties hereby agree that the Ceding Company will no longer cede and the Reinsurer will no longer accept reinsurance under this Agreement for policies applied for on or after January 18, 2005. Reinsurance that is now in force under this Agreement will continue to be governed by the terms and conditions of the Agreement until the termination or expiration of all such reinsurance.

Except as herein amended, all other terms and conditions of this Agreement shall remain unchanged.

SL Enh. Std. Reinsurance Agreement -- Amendment 4
Between HLA, HLIC, HLAIC and Security Life of Denver
Effective Date: December 1, 2002

In witness of the foregoing, Ceding Company and Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of January 18, 2005.

SECURITY LIFE OF DENVER INSURANCE COMPANY

                                         Scottish Re (U.S.), Inc. By Power of
                                         Attorney

By:    /s/ Jim Senn                      Attest: /s/ Donna Mosely
       --------------------------------         --------------------------------
Name:  Jim Senn                          Name:  Donna Mosely
Title: President, Individual             Title: Senior Vice President, Treasurer
       Reinsurance                              Head of Denver Business
Date:  8/15/05                           Date:  8-17-05

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
HARTFORD LIFE INSURANCE COMPANY AND
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                   Attest: /s/ Mike Roscoe
       --------------------------------         --------------------------------
Name:  [ILLEGIBLE]                       Name:  Mike Roscoe
Title: Assistant Vice President, IL      Title: Vice President, IL Prod Dev
       Prod Dev
Date:  8/29/2005                         Date:  8/29/2005

SL Enh. Std. Reinsurance Agreement -- Amendment 4
Between HLA, HLIC, HLAIC and Security Life of Denver
Effective Date: December 1, 2002

                                  AMENDMENT 5
                          EFFECTIVE FEBRUARY 11, 2008

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

                      TRANSAMERICA LIFE INSURANCE COMPANY
    (FORMERLY TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY) ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to revise the maximum issue age to 85; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to provide that certain specified replacement business shall not be counted toward the Jumbo Limit; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to increase the Automatic Binding, Automatic Issue and Automatic Processing Limits under the Retention Limit II in Exhibit II, originally described in Amendment 4.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement as follows:

       - Article II, Section A, Paragraph 4, is deleted in its entirety and replaced with the following:

          4. The minimum issue age will be 18 and the maximum issue age will be 85.

       - Article II, Section A, Paragraph 7, is deleted in its entirety and replaced with the following:

[Redacted]

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

       - Exhibit II is deleted in its entirety and replaced with the attached revised Exhibit II.

       - Exhibit III is deleted in its entirety and replaced with the attached revised Exhibit III.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of February 11, 2008.

TRANSAMERICA LIFE INSURANCE COMPANY

By:      /s/ Glenn F. Cunningham        Attest:  /s/ Robin S. Blackwell
         -----------------------------           -----------------------------
Name:    Glenn F. Cunningham            Name:    Robin S. Blackwell
Title:   Senior Vice President          Title:   Second Vice President
Date:    Oct. 27, 2009                  Date:    October 29, 2009

HARTFORD LIFE AND ANNUITY INSURANCE
COMPANY

By:      /s/ Thomas P. Kalmbach         Attest:  /s/ Mike Roscoe
         -----------------------------           -----------------------------
Name:    Thomas P. Kalmbach             Name:    Mike Roscoe, FSA, MAAA
Title:   Vice President, Individual     Title:   Senior Vice President IMG
         Life Product                            Product Management
Date:    11/2/2009                      Date:    11/3/2009

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

                                   EXHIBIT II
         RETENTION, BINDING, AND ISSUE LIMITS FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                          EFFECTIVE FEBRUARY 11, 2008

Retention Limit I ("RL I")            Retention Limit II ("RL II")
Automatic Binding Limit (excludes     Automatic Binding Limit (excludes
retention)                            retention)
Automatic Issue Limit with RL I       Automatic Issue Limit with RL II
Automatic Processing Limit with RL I  Automatic Processing Limit with RL
                                      II
Facultative Obligatory Auto Binding   Facultative Obligatory Auto Binding
Limit                                 Limit
(excludes retention)                  (excludes retention)
Facultative Obligatory Auto Issue     Facultative Obligatory Auto Issue
Limit with RL I                       Limit with RL II
Jumbo Limit                           Jumbo Limit

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

                                   EXHIBIT II
         RETENTION, BINDING, AND ISSUE LIMITS FOR LAST SURVIVOR TREATY
                               TOTAL POOL LIMITS
                          EFFECTIVE FEBRUARY 11, 2008
                                   [Redacted]

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

                                  EXHIBIT III
                          EFFECTIVE FEBRUARY 11, 2008

                  LAST SURVIVOR LIMITS AND RETENTION WORKSHEET
                                   [Redacted]

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

                                  EXHIBIT III
                          EFFECTIVE FEBRUARY 11, 2008
                                   [Redacted]

Last Survivor Treaty -- Effective 1/01/2002
Between HLAIC and TLIC (TOLIC)
Amendment 5 -- Effective 02/11/2008

                                  AMENDMENT 6
                             EFFECTIVE MAY 1, 2008

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

         HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("CEDING COMPANY")

                                      AND

          TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY ("REINSURER")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement to reflect the addition of the Hartford Leaders VUL Joint Legacy product, for policies issued on or after the effective date of this Amendment.

NOW, THEREFORE FOR GOOD AND VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE CEDING COMPANY AND THE REINSURER HEREBY AGREE TO AMEND THE AGREEMENT AS FOLLOWS:

I. Schedule A is deleted in its entirety and replaced with the attached revised Schedule A; and

II. The first page of Exhibit VI is deleted in its entirety and replaced with the attached revised first page of Exhibit VI.

Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TOLIC
Amendment #6 -- Effective 5/01/2008

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below, with an effective date of May 1, 2008.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

By:    /s/ [ILLEGIBLE]                   Attest: /s/ Robin Simmon Blackwell
       --------------------------------          -------------------------------
Name:  [ILLEGIBLE]                       Name:   Robin Simmon Blackwell
Title: [ILLEGIBLE]                       Title:  2nd Vice President
Date:  8-18-08                           Date:   August 20, 2008

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Thomas P. Kalmbach            Attest: /s/ Michael J. Roscoe
       --------------------------------          -------------------------------
Name:  Thomas P. Kalmbach                Name:   Michael J. Roscoe
Title: Vice President, Individual Life   Title:  Senior Vice President
       Product
Date:  9/15/2008                         Date:   9/15/2008

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TOLIC
Amendment #6 -- Effective 5/01/2008

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                             EFFECTIVE MAY 1, 2008

TYPE OF BUSINESS    Fully underwritten Last Survivor Plans
                    Single Life Term under the "Benny" Program described in Exhibit IV

PLANS OF INSURANCE                                                  GENERAL FORM NO'S.
------------------------------------------------------------------------------------------------------
Last Survivor Universal Life                        HL-14393, HL-A14407,ILA-1011
Last Survivor Variable Life                         HL-14623, ILA-1020
Last Survivor Variable Life II                      LA-1151(98), HL-15441(98)(NY)
Last Survivor SPVL                                  HL-LSPVL97, ILA-LSPVL97
Hartford Variable Universal Life Last Survivor      LA-1287(06), HL-19217(06)(NY)
Hartford Leaders VUL Joint Legacy                   LA-1287(06), HL-19217(06)(NY)

RIDERS
------------------------------------------------------------------------------------------------------
Four Year Term Rider                                HL-12933, HL-Al2989, ILA-1080
Estate Protection Rider                             HL-14627, ILA-1023
Twenty-four Month Exchange Rider                    HL-12963, ILA-1013
Single Life YRT Life Insurance Rider                HL-14626, ILA-1021, LA-1150(98)
Guaranteed COI Benefit Rider                        LA-1174(00)
Last Survivor Term Rider                            HL-14394
Estate Tax Repeal Rider                             LA-1194(02), HL-15842(02), HL-15843(02)
Last Survivor Exchange Option Rider (24)            LA-10022, LA-1013, HL-14395, HL-14624
Estate Tax Repeal Benefit Rider                     LA-1168(00), LA-1166(00), HL-11503(00)
Mortality and Expense Risk Rates Rider              LA-1198(02), HL-1584(02)

DESCRIPTIONS

RIDERS WHERE ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Four Year Term Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Estate Protection Rider: This rider will pay the term insurance benefit upon receipt of due proof of the Last Surviving Insured's death while the policy and this rider are in force.

Single Life YRT Life Insurance Rider: This rider will provide additional term insurance coverage on the life of the named Insured.

Last Survivor Term Rider: This rider provides supplemental last survivor term insurance coverage on the base insureds.

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TOLIC
Amendment #6 -- Effective 5/01/2008

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                             EFFECTIVE MAY 1, 2008

RIDERS THAT ALTER THE POLICY AND IN WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Twenty-four Month Exchange Rider: This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Rider: The purpose of this rider is to allow a policy to surrender without surrender charges if the Federal Estate Tax is not in effect in 2011. If a reinsured policy has this rider, the policy is still covered under this Agreement, and there is no additional premium paid to the Reinsurer specifically for the Estate Tax Rider.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Last Survivor Exchange Option Rider (24): This rider allows the last survivor policy to be exchanged for two individual policies on the life of each of the Insureds, subject to the conditions stated in this rider. For example, this rider can be used in case of divorce.

Estate Tax Repeal Benefit Rider: This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured.

Mortality and Expense Risk Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TOLIC
Amendment #6 -- Effective 5/01/2008

                                   EXHIBIT VI
                             EFFECTIVE MAY 1, 2008

     Annual per 1000 Yearly Renewable Term reinsurance rates are attached.

These rates are used for Automatic, Facultative Obligatory, and Facultative policies for up to [Redacted] Reinsured Net Amount at Risk. For amounts greater than [Redacted] on Facultative policies, the Reinsurer will notify the Ceding Company, at the time of offer, if the rates are other than automatic.

                    PRODUCTS USING MULTI-CLASS RATE TABLES:
                     Last Survivor Variable Life [Redacted]
                   Last Survivor Variable Life II [Redacted]
           Hartford Variable Universal Life Last Survivor [Redacted]
                  Hartford Leaders VUL Joint Legacy [Redacted]

                     PRODUCTS USING UNI-CLASS RATE TABLES:
                    Last Survivor Universal Life [Redacted]
                         Last Survivor SPVL [Redacted]

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TOLIC
Amendment #6 -- Effective 5/01/2008

                                  AMENDMENT 9
                             EFFECTIVE JUNE 1, 2005

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
                           EFFECTIVE JANUARY 1, 2002
                                 ("AGREEMENT")

                                    BETWEEN

                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                      TRANSAMERICA LIFE INSURANCE COMPANY
           (FORMERLY TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY)
                                 ("REINSURER")

                                    RECITALS

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer wish to amend the Agreement, to document the Ceding Company's ability to offer coverage at a risk class more favorable than the True Assessed Risk Class, for policies issued on or after June 1, 2005.

NOW, THEREFORE for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree as follows:

1.  The above recitals are true and accurate and are incorporated herein.

2. Article II, Section A, Paragraph 2 is deleted in its entirety and replaced with the following:

    2. The risk must be underwritten according to the Ceding Company's standard underwriting practices and guidelines or the Ceding Company's enhanced standard underwriting program.

     If the Ceding Company would like to offer coverage at a risk class more favorable than the True Assessed Risk Class, the Ceding Company may:

         a. Reinsure the risk automatically under this Agreement with the Reinsurance Premium based on the True Assessed Risk Class; or

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TLIC
Amendment #9 -- Effective 6/01/2005

         b. Seek to reinsure the risk facultatively under this Agreement at rates more favorable than the True Assessed Risk Class; or

         c.   Decide not to reinsure the risk under this Agreement

For the purposes of this Agreement, "True Assessed Risk Class" shall mean the risk class determined by the Ceding Company prior to any adjustments made as a result of the Ceding Company's enhanced standard underwriting program.

The Ceding Company's Underwriting Guidelines consist of the following documents which are attached in Exhibit VII and made part of this reinsurance agreement:

       -   Underwriting guidelines

       -   Age and amount requirements

       -   Internal Underwriting Philosophy

       -   Exception criteria

Any proposed changes to the Ceding Company's Underwriting Guidelines shall be submitted to the Reinsurer for written approval prior to implementation. If the Reinsurer does not respond within thirty (30) days, it shall be presumed that the Reinsurer is agreeable to such modification.

Any risk not underwritten according to the Underwriting Guidelines shall be excluded, unless any of the following conditions (i), (ii) or (iii) are satisfied, where:

       (i) Reinsurer has agreed to the special underwriting program by written amendment to the reinsurance agreement.

       (ii) the special underwriting program is currently part of the existing treaty being amended herein.

       (iii) Ceding Company has followed its Underwriting Guidelines and has reinsured at terms according to these guidelines.

3. Except as herein amended, all other terms and conditions of the Agreement shall remain unchanged.

L.S Excess Treaty -- Effective 1/01/2002
Between HLAIC and TLIC
Amendment #9 -- Effective 6/01/2005

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, hereby executed this Amendment in duplicate on the dates indicated below, with an effective date of June 1, 2005.

TRANSAMERICA LIFE INSURANCE COMPANY

By:    /s/ Glenn Cunningham             Attest: /s/ Robin Blackwell
       -------------------------------         -------------------------------
Name:  Glenn Cunningham                 Name:  Robin Blackwell
Title: Senior Vice President            Title: 2nd Vice President
Date:  July 12, 2011                    Date:  7.12.11

HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

By:    /s/ Paul Fischer                 Attest: /s/ Michael J Roscoe
       -------------------------------         -------------------------------
Name:  Paul Fischer                     Name:  Michael J Roscoe
Title: Assistant Vice President &       Title: Senior Vice President & Actuary
       Actuary
Date:  7-15-2011                        Date:  7/15/2011

LS Excess Treaty -- Effective 1/01/2002
Between HLAIC and TLIC
Amendment #9 -- Effective 6/01/2005